Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Virginia Dividend Advantage Municipal Fund 2

811-10523


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2012.

A special meeting of shareholders was held in the offices of Nuveen Investments on April 5, 2012; at this meeting the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization.
The meeting was subsequently adjourned to May 17, 2012.


Voting results for the annual meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
            4,590,195
            1,936,127
   Against
               211,880
               102,596
   Abstain
               155,211
                 30,000
   Broker Non-Votes
            1,619,864
               761,005
      Total
            6,577,150
            2,829,728



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
            4,591,258
            1,937,652
   Against
               207,385
               101,071
   Abstain
               158,643
                 30,000
   Broker Non-Votes
            1,619,864
               761,005
      Total
            6,577,150
            2,829,728

Voting results for the special meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the Agreement and Plan of
Reorganization.


   For
            5,439,967
            2,338,095
   Against
               231,971
               119,000
   Abstain
               111,882
                 30,999
      Total
            5,783,820
            2,488,094






Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on October 14, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11-090094.

Proxy materials for the special meeting are herein incorporated by reference to the SEC filing on January 24, 2012, under Conformed Submission Type N 14 8C/A, accession number 0001193125-12-021957.